UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 2, 2018

Amphastar Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36509	33-0702205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11570 6th Street
Rancho Cucamonga, California 91730

(Address of principal executive offices, including zip code)

(909) 980-9484

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

ITEM 1.01.Entry into a Material Definitive Agreement.

On July 2, 2018, Amphastar Nanjing Pharmaceuticals, Inc. (“ANP”), a Chinese subsidiary of Amphastar Pharmaceuticals, Inc. (the “Company”), completed a private placement of its equity to accredited investors for aggregate gross proceeds of approximately $57.2 million. In connection with the private placement, all of the executive officers of the Company, and Stephen Shohet, Howard Lee, and Richard Koo, independent directors of the Company, entered into subscription agreements (each, a “Subscription Agreement”) for the indirect investment in ANP. These Subscription Agreements were transacted either through an investment in Amphastar Cayman, a Cayman Islands limited liability company (“Amphastar Cayman”), or Qianqia, a Chinese partnership. The total aggregate gross proceeds from such executive officers and directors were approximately $23.5 million.  The Company has retained approximately 58% of the equity interest of ANP immediately after the private placement.  ANP intends to use the net proceeds from the private placement for its business expansion plans.

The Subscription Agreements contain customary representations, warranties and agreements in connection with the investment.  The Subscription Agreements will be filed to provide information regarding their terms. They are not intended to provide any other factual information about the Company, ANP, Amphastar Cayman, or Qianqia. The representations, warranties and covenants contained in the Subscription Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The foregoing is only a brief description of the material terms of the Subscription Agreements, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Subscription Agreements that will be filed as Exhibits to the Company’s Quarterly Report on Form 10-Q and incorporated herein by reference.

ITEM 2.01.Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

ITEM 8.01.Other Events.

On July 9, 2018, the Company issued a press release announcing the expansion plans of ANP and the closing of the private placement.

A copy of the press release is being filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Amphastar Pharmaceuticals, Inc. dated July 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHASTAR PHARMACEUTICALS, INC.
Date: July 9, 2018
	By:	/S/WILLIAM J. PETERS
William J. Peters
Chief Financial Officer and Senior Vice President